                                                                   Exhibit 13(a)

                    LIST OF CONSENTS PURSUANT TO RULE 483(c)

Consent of Ernst & Young LLP, independent auditors, appears as Exhibit 13(b) hereto.

Consent of Coopers & Lybrand L.L.P., independent accountants, appears as Exhibit 13(c) hereto.

Consent of Sutherland, Asbill & Brennan, L.L.P. appears as Exhibit 13(d) hereto.